As filed with the Securities and Exchange Commission on April 3, 2020

Registration No. 333-231814

Registration No. 333-168415

Registration No. 333-124690

Registration No. 333-64168

Registration No. 333-52536

Registration No. 333-56117

Registration No. 333-45629

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-231814

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-168415

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-124690

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-64168

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-52536

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-56117

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-45629

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RAYTHEON COMPANY

(Exact name of registrant as specified in its charter)

Delaware	95-1778500
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

870 Winter Street, Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

Raytheon 2019 Stock Plan

Raytheon 2010 Stock Plan

Raytheon Company 2001 Stock Plan

Raytheon Deferred Compensation Plan (as amended and restated)

Raytheon Savings and Investment Plan

Raytheon Excess Savings Plan

Raytheon Savings and Investment Plan for Specified Hourly Payroll Employees

Raytheon Employee Savings and Investment Plan

Raytheon Savings and Investment Plan for Specified Puerto Rico Employees

E-Systems Employee Savings Plan

Raytheon TI Systems Savings Plan

Raytheon Salaried Savings and Investment Plan

Raytheon California Hourly Savings and Investment Plan

Raytheon Tucson Bargaining Savings and Investment Plan

Raytheon Savings and Investment Plan (10014)

Raytheon Company 1997 Nonemployee Directors Restricted Stock Plan

Raytheon Company 1995 Stock Option Plan

Raytheon Company 1991 Stock Plan

Raytheon Company 1976 Stock Option Plan

Plan for Granting Options In Substitution For Stock Options Granted by Texas Instruments Incorporated

Plan For Granting Roll-over Options In Substitution For Stock Options Granted by Hughes Electronics Corporation

(Full title of the plans)

Frank R. Jimenez

Vice President, General Counsel and Corporate Secretary

Raytheon Company

870 Winter Street

Waltham, Massachusetts 02451

(781) 522-3000

(Name, address and telephone number, including area code, of agent for services)

Copies to:

John J. Cannon, III Shearman & Sterling LLP 599 Lexington Avenue New York, New York 10022 (212) 848-4000	Jeannemarie O’Brien Erica E. Bonnett Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, New York 10019 (212) 403-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment (the “Post-Effective Amendment”) to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) is being filed to withdraw and deregister: (i) all shares of common stock, par value $0.01 per share (the “Common Stock”), of Raytheon Company (the “Company”); and (ii) the unsecured obligations of the Company to pay deferred compensation in the future in accordance with the terms of the Raytheon Deferred Compensation Plan (as amended and restated) (the “Deferred Compensation Obligations”) that had been registered and remain unsold under the Registration Statements, together with any and all plan interests and other securities registered thereunder (note that the share numbers listed below do not take into account corporate actions, such as stock splits, taken in the interim):

Registration Statement 333-231814 on Form S-8, originally filed by the Company with the Securities and Exchange Commission (the “SEC”) on May 30, 2019 registering $400,000,000 Deferred Compensation Obligations of the Company under the Raytheon Deferred Compensation Plan (as amended and restated).

Registration Statement 333-231814 on Form S-8, originally filed by the Company with the SEC on May 30, 2019 registering 2,700,000 shares of Common Stock under the Raytheon 2019 Stock Plan.

Registration Statement 333-231814 on Form S-8, originally filed by the Company with the SEC on May 30, 2019 registering 1,400,000 shares of Common Stock under the Raytheon Savings and Investment Plan (the “RAYSIP”).

Registration Statement 333-168415 on Form S-8, originally filed by the Company with the SEC on July 30, 2010 and as amended by Registration Statement 333-168415 on Form S-8 on May 30, 2019, registering 13,523,850 shares of Common Stock under the Raytheon 2010 Stock Plan.

Registration Statement 333-124690 on Form S-8, originally filed by the Company with the SEC on May 6, 2005 registering 6,200,000 shares of Common Stock under the Raytheon Company 2001 Stock Plan (the “2001 Stock Plan”) and the Raytheon Company 1997 Nonemployee Directors Restricted Stock Plan (the “1997 Nonemployee Director Plan”).

Registration Statement 333-64168 on Form S-8, originally filed by the Company with the SEC on June 29, 2001 registering 28,000,000 shares of Common Stock under the 2001 Stock Plan.

Registration Statement 333-52536 on Form S-8, originally filed by the Company with the SEC on December 22, 2000 and as amended by Registration Statement 333-52536 on Form S-8 on June 29, 2001, registering 45,000,000 shares of Common Stock under the RAYSIP, the Raytheon Excess Savings Plan and the Raytheon Deferred Compensation Plan.

Registration Statement 333-56117 on Form S-8, originally filed by the Company with the SEC on June 5, 1998 and as amended by Registration Statement 333-56117 on Form S-8 on December 21, 1999, registering 1,000,000 shares of Common Stock under the RAYSIP, the Raytheon Excess Savings Plan, the Raytheon Savings and Investment Plan for Specified Hourly Payroll Employees, the Raytheon Employee Savings and Investment Plan, the Raytheon Savings and Investment Plan for Specified Puerto Rico Employees, the E-Systems Employee Savings Plan, the Raytheon TI Systems Savings Plan, the Raytheon Salaried Savings and Investment Plan, the Raytheon California Hourly Savings and Investment Plan, the Raytheon Tucson Bargaining Savings and Investment Plan, the Raytheon Savings and Investment Plan (10014) and the Raytheon Deferred Compensation Plan.

Registration Statement 333-45629 on Form S-8, originally filed by the Company with the SEC on February 5, 1998 registering 52,766,692 shares of Common Stock under the Raytheon Company 1976 Stock Option Plan, the Raytheon Company 1991 Stock Plan, the Raytheon Company 1995 Stock Option Plan, the 1997 Nonemployee Director Plan, the Plan for Granting Options In Substitution For Stock Options Granted by Texas Instruments Incorporated and the Plan For Granting Roll-over Options In Substitution For Stock Options Granted by Hughes Electronics Corporation.

On April 3, 2020, pursuant to the terms of the Agreement and Plan of Merger, dated as of June 9, 2019 and as amended as of March 9, 2020 (the “Merger Agreement”), by and among the Company, United Technologies Corporation, a Delaware corporation (“UTC”), and Light Merger Sub Corp., a Delaware corporation and a wholly owned subsidiary of UTC (“Merger Sub”), Merger Sub merged with and into the Company (the “Merger”). The Company continued as the surviving corporation and a wholly owned subsidiary of UTC, and UTC changed its name to Raytheon Technologies Corporation.

As a result of the transactions contemplated by the Merger Agreement, the Company has terminated all offerings of its securities pursuant to the Registration Statements. In accordance with an undertaking made by the Company in each of the Registration Statements to remove from registration, by means of a Post-Effective Amendment, any securities that had been registered but remain unsold at the termination of the offering, the Company hereby removes from registration all of such securities registered under the Registration Statements that remain unsold as of the date of this Post-Effective Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, as of April 3, 2020.

RAYTHEON COMPANY

By:	/s/ Frank R. Jimenez
Frank R. Jimenez
Vice President, General Counsel and Secretary

No other person is required to sign this Amendment to the Registration Statements in reliance on Rule 478 of the Securities Act of 1933, as amended.

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